UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 19, 2005

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Light Street, Baltimore, Maryland	21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:			(410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01		Entry into a Material Definitive Agreement.

(a)

On July 19, 2005, the independent directors of Legg Mason, Inc. ("Legg Mason") approved a grant to Raymond A. Mason, Legg Mason's Chairman, President and Chief Executive Officer, of options to acquire 500,000 shares of Legg Mason common stock ("Common Stock") at an exercise price of $111.53 per share, subject to certain conditions. The grant vests ratably over four years starting on the effective grant date, July 19, 2005, subject to Mr. Mason's continuing as Legg Mason's Chairman and Chief Executive Officer for at least two years, and continuing to provide agreed-upon ongoing services to the company for two years thereafter. Vesting will be accelerated upon the death or permanent disability of Mr. Mason, or upon a change of control of Legg Mason that has not been approved by its board of directors. The options are exercisable only if, within four years after the grant date, the Common Stock has closed at or above $127.50 per share for 30 consecutive trading days. Once vested and exercisable, the options have an eight-year term, expiring on the eighth anniversary of the grant date. The exercise price must be paid by surrendering options with a value equal to the required consideration.

(b)

At Legg Mason's Annual Meeting of Stockholders on July 19, 2005, the stockholders of Legg Mason approved the Legg Mason, Inc. Non-Employee Director Equity Plan (the "Plan"). This approval was a condition to the Plan becoming effective and replacing the Legg Mason, Inc. Stock Option Plan for Non-Employee Directors. Under the Plan, each non-employee director of Legg Mason will receive, on the 31st day after he or she is first elected as a director and on the date of each subsequent Annual Meeting of Stockholders, his or her choice of:

  a grant of shares of Common Stock that have a market value, on the grant date, of $125,000;

  a grant of shares of Common Stock that have a market value, on the grant date, of $75,000, plus $50,000 in cash;

  options to acquire a number of shares of Common Stock equal to three times the number of shares that would be granted under the first award discussed above; or

  a grant of a number of Restricted Stock Units equal to the number of shares that would be granted under the first award discussed above.

Shares of Common Stock granted under the Plan are fully vested on the grant date and are not subject to transfer or other restrictions. Options granted under the Plan will have an exercise price equal to the fair market value of the Common Stock on the grant date, will be exercisable immediately upon the grant date and will have an eight-year term regardless of whether the recipient continues to be a director. Restricted Stock Units granted under the Plan will be payable on a one-for-one basis

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in shares of Common Stock within 60 days of the date on which the recipient ceases to be a director of Legg Mason. The number of Restricted Stock Units credited to a director will be increased to reflect all dividends paid on Common Stock based on the market price of a share of Common Stock on the dividend payment date. The Plan, which covers an aggregate of 625,000 shares of Common Stock, applies to all equity grants to non-employee directors on and after July 19, 2005.

Item 1.02		Termination of a Material Definitive Agreement.

The Legg Mason, Inc. Stock Option Plan for Non-Employee Directors (the "Former Plan"), which was replaced by the Plan, was terminated as of July 19, 2005. Under the terms of the Former Plan, Legg Mason granted to each non-employee director options to acquire 4,500 shares of Common Stock on the date he or she was first elected as a director and on the date of each subsequent Annual Meeting of Stockholders. All options granted under the Former Plan have an exercise price equal to the fair market value of the Common Stock on the grant date. The options are exercisable immediately upon the grant date and have an eight-year term, subject to earlier termination in the event the recipient ceases to be a director of Legg Mason. The termination of the Former Plan had no effect on outstanding options under that plan.

Item 9.01		Financial Statements and Exhibits.

	(c)	Exhibits	Subject Matter

		10.1	Legg Mason, Inc. Non-Employee Director Equity Plan (incorporated by reference to Appendix B to the definitive proxy statement for the Legg Mason, Inc. 2005 Annual Meeting of Stockholders).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: July 22, 2005	By:	/s/ Thomas C. Merchant

Thomas C. Merchant
Assistant Secretary

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LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

10.1	Legg Mason, Inc. Non-Employee Director Equity Plan (incorporated by reference to Appendix B to the definitive proxy statement for the Legg Mason, Inc. 2005 Annual Meeting of Stockholders).

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